UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

BURGER KING WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING AND PROXY

STATEMENT FOR

THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 15, 2013 at 9:00 a.m. (EST)

At the Global Headquarters of Burger King Corporation, 5505 Blue Lagoon Drive, Miami, FL 33126

Dear Stockholder:

On or about April 2, 2012, you were mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) or a full set of proxy materials, including a Notice of Annual Meeting of Stockholders and accompanying Proxy Statement (the “Proxy Statement”) for the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Burger King Worldwide, Inc.

This supplement provides updated information with respect to the Annual Meeting and is first being distributed to stockholders on or about April 30, 2013. Except as specifically supplemented or amended by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Our 2012 Annual Report on Form 10-K, Proxy Statement and this supplement can be viewed on our website at www.bk.com or at www.proxydocs.com/bkw in accordance with the rules of the U.S. Securities and Exchange Commission.

Best regards,

Bernardo Hees

SUPPLEMENTAL INFORMATION

The following updates information regarding Burger King Worldwide that was contained in the Proxy Statement.

Resignation of Marcel Herrmann Telles

On April 8, 2012, Marcel Herrmann Telles advised us of his decision to resign from our Board of Directors, effective June 30, 2013. Mr. Telles will continue to be a nominee for election to our Board of Directors. This supplement does not change any of the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, and the Board of Directors continues to recommend that you vote in favor of the election of Mr. Telles. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Effective July 1, 2013, Roberto Moses Thompson Motta will be appointed to fill the vacancy on our Board of Directors as a result of Mr. Telles’ resignation. Mr. Thompson will serve on our Board until the 2014 Annual Meeting and until his successor is elected and qualified. You are not being asked to vote in favor of the election of Mr. Thompson at the Annual Meeting. From 1986 to 1992, Mr. Thompson, 55, worked in the corporate finance department of Banco Garantia, Brazil’s largest investment bank. From 1993 to 2004, he was a founder and managing partner of GP Investimentos, the largest private equity group in Brazil, and a member of its board of directors until 2010. Mr. Thompson has also served as a member of the boards of directors of Anheuser-Busch InBev since 2004, Companhia de Bebidas das America – AMBEV, a Brazilian brewing company, since 1998, Lojas Americanas, a retail chain operator based in Brazil, since 2001 and São Carlos Empreendimentos e Participações S.A., a leading commercial real estate investment and management company in Brazil, since 2002. Mr. Thompson is one of the founding Partners of 3G Capital Partners, Ltd. and continues to serve as a board member.

Appointment of Mr. Behring as Executive Chairman

On April 8, 2013, Alexandre Behring, Chairman of the Board, was named Executive Chairman of the Board, effective immediately.

Resignation of Mr. Hees as Chief Executive Officer; Appointment of Mr. Hees as Vice Chairman

On April 8, 2013, Bernardo Hees, Chief Executive Officer of Burger King Worldwide and a member of our Board and the Executive Committee of the Board, advised Burger King Worldwide of his decision to resign as Chief Executive Officer to accept a position as Chief Executive Officer of H.J. Heinz Company, effective upon the earlier to occur of July 1, 2013 and the completion of the acquisition of H.J. Heinz Company by an investment consortium comprised of Berkshire Hathaway and an investment fund affiliated with 3G Capital Partners, Ltd. Upon his resignation as Chief Executive Officer, Mr. Hees will remain on the Board as Vice Chairman and as a member of the Executive Committee. Mr. Hees will not receive any severance as a result of the termination of his employment. However, due to his continued service on the Board, all of his outstanding options as disclosed in the Outstanding Equity Awards at Fiscal Year-End Table included in the Proxy Statement will continue to vest in accordance with the terms of his option award agreements with Burger King Worldwide.

The Board of Directors continues to recommend that you vote in favor of the election of Mr. Hees. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Appointment of Mr. Schwartz

On April 8, 2013, the Board appointed Daniel S. Schwartz as the Chief Executive Officer of the Company, effective upon the resignation of Bernardo Hees. Mr. Schwartz, 32, has served as Executive Vice President and Chief Financial Officer of Burger King Worldwide and its predecessor company since January 1, 2011. Also on April 8, 2013, the Board appointed Mr. Schwartz as the Chief Operating Officer of Burger King Worldwide, effective April 11, 2013, to serve in such capacity until his appointment as Chief Executive Officer becomes effective.

In connection with his promotion to Chief Executive Officer, on April 8, 2013, the Board approved an increase in Mr. Schwartz’s annual base salary from $500,000 to $700,000, effective as of the first day of the payroll period following his appointment as CEO, and an increase in his target annual cash bonus opportunity from 170% to 200% of his base salary, effective as of the date of such appointment.

Appointment of Mr. Kobza

On April 8, 2013, the Board appointed Joshua Kobza to the position of Executive Vice President and Chief Financial Officer, effective April 11, 2013. Mr. Kobza joined Burger King Worldwide in June 2012 as Director, Investor Relations, and was promoted to Senior Vice President, Global Finance in December 2012. From January 2011 until June 2012, Mr. Kobza, 26, worked at SIP Capital, a São Paulo based private investment firm, where he evaluated investments across a number of industries and geographies. From July 2008 until December 2010, Mr. Kobza served as an analyst in the corporate private equity area of the Blackstone Group in New York City.

Mr. Kobza will receive an annual base salary of $350,000 and his target annual cash bonus opportunity is 120% of his base salary. In addition, on March 1, 2013, Burger King Worldwide granted to Mr. Kobza options to purchase 200,000 shares of Burger King Worldwide common stock at an exercise price of $18.25 per share. These options will cliff vest on March 1, 2018.

VOTING; REVOCABILITY OF PROXIES

This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a shareholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting and regardless of the number of shares of Burger King Worldwide common stock that you own.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy card and wish to change your vote based on any of the information contained in this supplement, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	Signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	Attending the Annual Meeting and voting in person.

If you hold your stock in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.

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